TIDAL ETF TRUST II 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Prospectus and Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of the The Meet Kevin Pricing Power ETF, The Meet Kevin Select ETF and The Meet Kevin Moderate ETF a series of shares of beneficial interest in Tidal Trust II, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

November 14, 2022